EXHIBIT 10.5
RECEIVED
DEC 02 2005
BY:
[LOGO] Iowa Department
of Transportation
Railroad Revolving Loan Fund
Agreement

Loan Number: RRL-ST05(05)- -9T-85

Award Date: February 08, 2005

Award Amount: $500,000

Business Address:	Lincolnway Energy, LLC
22740 590th Ave.
P.O. Box 433
Nevada, Iowa 50201-7962

Department Address:	Office of Rail Transportation Modal Division
800 Lincoln Way
Ames; Iowa 50010

ARTICLE I.	DEFINITIONS
ARTICLE II.	FUNDING
ARTICLE III.	TERMS OF LOAN
ARTICLE IV.	CONDITIONS OF DISBURSEMENT OF FUNDS
ARTICLE V.	DISBURSEMENT PROCEDURES
ARTICLE VI.	REPRESENTATIONS AND WARRANTIES OF BUSINESS
ARTICLE VII.	COVENANTS OF BUSINESS
ARTICLE VIII.	SECURITY
ARTICLE IX.	DEFAULTS AND REMEDIES
ARTICLE X.	GENERAL TERMS AND CONDITIONS

THIS AGREEMENT is made by and among the IOWA DEPARTMENT TRANSPORTATION, Modal Division, 800 Lincoln Way, Ames, Iowa 50010 (“Department” or “DOT”) and Lincolnway Energy, LLC, 22740 590th Ave. P.O. Box 433, Nevada, Iowa 50201-7962 (referred to as “Business”).
The Department desires to make a loan to the Business and the Business desires to accept this loan, all upon the terms and CONDITIONS set forth in this Agreement. The Railroad Revolving Loan Fund (RRLF) loan is to be made pursuant to 1999 Iowa Acts Chapter 120, Iowa Code Chapter 327H.20A and 761 Iowa Administrative Rules chapter 831.
THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, it is agreed as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms shall apply:
1.1 AGREEMENT EXPIRATION DATE. “Agreement Expiration Date” means the date the Agreement ceases to be in force and effect. The Agreement expires upon the occurrence of one of the following: a) the Loan is repaid in full or required part, including accrued interest, court costs and any penalties; b) the Agreement is terminated by the Department due to any default under Article IX; c) no Disbursement of RRLF funds has occurred within the twenty four months immediately following the Award Date.
1.2 AWARD DATE. “Award Date” means the date on which the Transportation Commission approved the DOT participation, which was February 08, 2005.
1.3 LOAN. “Loan” means a conventional loan, the terms of which are set forth in this Loan Agreement.
1.4 LOAN AGREEMENT or AGREEMENT. “Loan Agreement” or “Agreement” means this Agreement, the Project budget and all of the notes, “leases, assignments, mortgages, and similar documents referred to in the Agreement and all other-instruments or documents executed by the Business or otherwise required in connection with the Agreement, including but not limited to the following:
a.	Exhibit A, Location and Site Map

b.	Exhibit B, Description of work with sketch plan

c.	Exhibit C, Itemized Cost Estimate

d.	Exhibit D, Required Bidding Procedures

e.	Exhibit E, Promissory Note of the Business

f.	Exhibit F, Mortgage, Security Agreement and Financing Statement

g.	Exhibit G, Amortization Schedule
1.5 PROJECT. “Project” means the construction of 8,954 feet of new spur track, the installation of four (4) number nine turnouts, and two (2) number eleven turnouts to serve Business’s ethanol plant in Nevada. The “Project” also includes other obligations to be performed or accomplished by the Business as described in this Agreement and the application approved by the Department.
1.6 PROJECT COMPLETION DATE. “Project Completion Date” means January 1, 2007 and is the date by which the Project shall have been fully accomplished.
ARTICLE II
FUNDING
2.1 FUNDING SOURCE. The source of funding for the Loan is the Railroad Revolving Loan Fund (cost center 8432). With respect to the closing of the Loan, processing of post-closing documents and administration of the Loan until paid in full, the Business shall comply with the requirements, CONDITIONS and rules of the Department and any other public or private entity having authority over the funds or the Loan.
2.2 RECEIPT OF FUNDS. All payments under this Agreement are subject to receipt by the Department of sufficient State funds for the RRLF program. Any termination, reduction or delay of RRLF funds to the Department shall, at the option of the Department, result in the termination, reduction or delay of RRLF funds to the Business.
2.3 PRIOR COSTS. No expenditures made prior to the Award Date may be included as Project costs for the purposes of this Agreement.
2.4 DISBURSEMENT OF LESS THAN THE TOTAL AWARD AMOUNT. If the total award amount is not disbursed within six months of the Project Completion Date, then the Department shall be under no obligation for further disbursement. The Business shall be obligated to the extent of Loan proceeds received.

ARTICLE III
TERMS OF LOAN
3.1 LOAN. The Department agrees to make a Loan to the Business in the maximum amount of $500,000 or 23.9% of the total project cost, whichever is less. Interest at 2.11% per year for ten (10) years shall begin accruing effective January 1, 2007.
3.2 PROMISSORY NOTES. The obligation to repay the Loan shall be evidenced by a Promissory Note executed by the Business, which is attached as Exhibit E.
3.3 Other Terms. To secure repayment the Business agrees to grant a second mortgage upon the real estate, and all improvements and fixtures to the real estate, as described in paragraph B of Exhibit F.
3.4 OTHER LIENS. Business shall provide a statement from Business’s counsel that no other liens exist superior to the Department’s other than those specifically excepted by the mortgage.
3.5 PREPAYMENT. The outstanding principal and accrued interest of this Loan may be prepaid in part or in full at any time without penalty.
3.6 ACCELERATION UPON DEFAULT. If there is a failure to pay any installment of principal and interest when due, or only a portion is paid, or in the event of any other default under this Loan Agreement, the Department may declare the entire unpaid principal and all accrued interest immediately due and payable.
ARTICLE IV
CONDITIONS TO DISBURSEMENT OF FUNDS
Unless and until the following CONDITIONS have been satisfied, the Department shall be under no obligation to disburse to the Business any amounts under the Loan Agreement:
4.1 PROJECT SCHEDULE. The Business shall have submitted a completed Project schedule and have received the Department’s approval of the Project schedule.
4.2 LOAN AGREEMENT EXECUTED. The Loan Agreement shall have been properly executed and, where required, acknowledged.
4.3 PROJECT CONSTRUCTION. The Project shall be accomplished by

Lincolnway Energy, LLC on a low bid basis. The determination of project cost shall be pursuant to 23 CFR 140I. The Business will maintain the necessary records of material installed and labor performed to allow an audit of work cost by the DOT at the end of the project. The Business shall submit the plans and specifications to the DOT for review and authorization construct the project.
4.4 COMPETITIVE BIDDING REQUIREMENTS. Any portion of the work not performed by the Business shall be accomplished through competitive bidding pursuant to the procedures shown in Exhibit D, attached hereto and made a part of this Agreement. A professional engineer licensed to practice in the State of Iowa shall prepare the project plans and specifications. The Business shall submit the plans, specifications and other contract documents to the DOT for review and authorization to let the project. If the low bid is not awarded, DOT concurrence in the award must be obtained prior to the award. The Business shall provide the DOT file copies of Project letting documents, bid tabs, and letters of solicitation to prospective bidders.
4.5 RECORDING. The Business shall have properly recorded in the appropriate office of the Recorder of Deeds and/or the Secretary of State any mortgage, security agreement, financing statement or similar document required by the Department under the Loan Agreement, with all recording charges paid at Business expense in such manner and in all such places as may be required by law in order to fully reserve and protect the rights of Department. Business shall, prior to reimbursement, furnish to the Department an opinion of counsel stating that the mortgage has been properly recorded or filed for record , and that it is a second lien on the property described in the mortgage.
ARTICLE V
DISBURSEMENT PROCEDURES
5.1 REQUESTS FOR REIMBURSEMENT. All disbursements of proceeds shall be subject to receipt by the Department of requests for disbursement submitted by the Business. Requests for disbursement shall be in form and content acceptable to the Department.
5.2 UTILIZATION OF FUNDS. The Business shall utilize Loan funds exclusively for financing the Project described in the work description shown as Exhibit B. All labor performed and material used on the project shall conform to Exhibit C. The Business agrees that the quantity of items shown in Exhibit C shall be the minimum incorporated into the Project. Any proposed changes in quality or quantity of materials or work performed shall be approved in advance in writing by DOT.
5.3 ADVANCEMENT OF LOAN FUNDS. No loan advance shall be made for work that does not conform to Exhibit B unless for work changes approved in advanced in writing by DOT. Loan advances may be made for conforming work done after the date of this Agreement, provided the Business provides adequate documentation to DOT of the work performed, the costs incurred, the date the work was performed, and actual payment of the cost by the Business. No loan advance shall be made for work that is done after January 1, 2007.
5.4 PROCEDURE FOR REQUEST OF LOAN FUNDS BY THE BUSINESS. Loan funds shall be disbursed in the following manner:
a.	No more than monthly, the Business may send a Request for Loan Advance to DOT documenting for work performed which has not previously been documented to DOT.

b.	The Business shall make no Loan Request in an amount less than ten thousand dollars ($10,000), with the exception of the final Loan Request.

c.	DOT shall make a loan advance only for that work performed which conforms with Exhibit B or with work changes to Exhibit-B approved in advance by DOT.

d.	DOT shall make a loan advance only for actual costs of Authorized Work, and for which proper documentation of receipts, quantities, and proof of payment has been provided.

e.	Loan advances shall not exceed twenty three and nine tenths percent (23.9%) of the actual paid costs of all Authorized Work that conforms to Exhibit B up to a maximum of $500,000. Three percent (3%) shall be retained from each Loan advance payment by DOT.
5.5. FINAL INSPECTION. Upon completion of the Project work, the Business shall notify DOT in writing that final inspection may be made. DOT and the Business shall jointly inspect the Project within thirty (30) days after DOT receipt of the completion notice. DOT shall determine whether to accept the project as complete. DOT shall promptly notify the Business in writing of acceptance of the completeness of the Project, or items of work not approved, pursuant to Exhibit B and any work changes to Exhibit B authorized in advance by DOT.
5.6 FINAL SETTLEMENT OF LOAN ADVANCE. After DOT acceptance of the Project as complete, DOT may perform an audit of the records of the Business to verify actual Project expenditures.
a. If DOT performs an audit, after completion of final audit by DOT, DOT shall advance any retained Loan funds which are verified by audit or alternatively the Business shall immediately return to DOT all Loan advances made by DOT to the Business which are not verified by audit.
b. If DOT waives its right to perform an audit, DOT shall then immediately advance any retained Loan funds, which were verified by documentation submitted with the Loan requests.
c. The total of all Loan advances made by DOT to the Business under this Agreement shall not exceed twenty three and nine tenths percent (23.9%) of the total Project costs or $500,000 whichever is less.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUSINESS
To induce the Department to make the Loan referred to in this Agreement, the Business represents, covenants and warrants that:
6.1 AUTHORITY. The Business is a limited liability company duly organized and validly existing under the laws of the state of incorporation and is in good standing, and has complied with all applicable laws of the State of Iowa. The Business is duly authorized and empowered to execute and deliver the Loan Agreement All action on the Business’ part, such as appropriate resolution of its Board of Directors for the execution and delivery of the Loan Agreement, has been effectively taken.
6.2 FINANCIAL INFORMATION. All financial statements and related materials concerning the Business and the Project provided to the Department are true and correct in all material respects and completely and accurately represent the subject matter thereof as of the effective date of the statements and related materials, and no material adverse change has occurred since that date.
6.3 APPLICATION. The contents of the application the Business submitted to the Department for DOT funding is a complete and accurate representation of the Business and the Project as of the date of submission and there has been no material adverse change in the organization, operation, business prospects, fixed properties or key personnel of the Business since the date the Business submitted its DOT application to the Department.
6.4 CLAIMS AND PROCEEDINGS. There are no actions, lawsuits or proceedings pending or, to the knowledge of the Business, threatened against the Business affecting in any manner whatsoever their rights to execute the Loan or the ability of the Business to make the payments required under the Loan, or to otherwise comply with the obligations of the Business contained under the Loan. There are no actions, lawsuits or proceedings at law or in equity, or before any governmental or administrative authority pending or, to the knowledge of the Business, threatened against or affecting the Business or any property or collateral pledged as security for the Loan.
6.5 PRIOR AGREEMENTS. The Business has not entered into any verbal or written contracts, agreements or arrangements of any kind that are inconsistent with the Loan Agreement.
6.6 EFFECTIVE DATE. The covenants, warranties and representations of this Article are made as of the date of this Agreement and shall be deemed to be renewed and restated by the Business at the time of each advance or request for disbursement of funds.
6.7 MAINTENANCE. After the work has been completed and Project has been constructed pursuant to this Agreement, Business agrees to maintain Project to
a.	a level allowing freight operation of rail freight cars, each having a gross weight of two hundred eighty six thousand (286,000) pounds per car, and

b.	to meet or exceed Class 1 FRA Track Safety Standards as defined in 49 CFR part 213, amended October 1, 2003.
The Project shall be maintained at this level for five (5) years from the completion date of this Project, or until all loan repayments to Department are completed, whichever occurs last. Continued maintenance at this level shall not be required in the event of damage or destruction of Project by acts of God or other reasons beyond the businesses control, which Department finds acceptable. Business shall promptly notify Department in writing of reasons for discontinuing maintenance. Final approval as to time period and reasons for discontinuing maintenance shall be made by Department. Department reserves the right to inspect Project at least annually, for the time period specified herein, to insure compliance with these provisions.
ARTICLE VII
COVENANTS OF BUSINESS
7.1 AFFIRMATIVE COVENANTS. Until payment in full or required part, the
Business covenants with the DOT that:
a.	PROJECT WORK AND SERVICES. The Business shall complete the work and services detailed in its DOT application by the Project Completion Date.

b.	RECORDS AND ACCOUNTS. The Business shall maintain books, records, documents and other evidence pertaining to all costs and expenses incurred under this Loan Agreement concerning the project,

in sufficient detail to reflect all costs, direct and indirect, of labor, materials, equipment, supplies, services and other costs and expenses of whatever nature, for which payment is claimed under this Loan Agreement. The Business shall retain all records for a period of three (3) years from the Agreement Expiration Date.

c.	ACCESS TO RECORDS/INSPECTIONS. The Business shall, upon reasonable notice and at any time (during normal business hours), permit the Department, its representatives or the State Auditor to examine, audit and/or copy (i) any plans and work details pertaining to the Project, (ii) all of the Business’ books, records and accounts relating to the Project, and (iii) all other documentation or materials related to this Loan; the Business shall provide proper facilities for making such examination and/or inspection.

d.	USE OF LOAN FUNDS. The Business shall expend funds received under the Loan only for the purposes and activities described in its DOT Application and approved by the Department.

e.	DOCUMENTATION. The Business shall deliver to the DOT, upon request, (i) copies of all contracts or agreements relating to the Project, (ii) invoices, receipts, statements or vouchers relating to the Project, (iii) a list of all unpaid bills for labor and materials in connection with the Project, (iv) budgets and revisions showing estimated Project costs and funds required at any given time to complete and pay for the Project.

f.	NOTICE OF PROCEEDINGS. The Business shall promptly notify the DOT of the initiation of any claims, lawsuits, bankruptcy proceedings or other proceedings brought against the Business which would adversely impact the Project, including, but not limited to, any proceedings to assert or enforce liens against collateral securing the Loan.

g.	REPORTS. The Business shall prepare, sign and submit the following reports to the DOT throughout the Project period:

Report	Due Date
Final Expenditure Summary	Within 30 days of Project Completion Date
     h. NOTICE OF BUSINESS CHANGES. The Business shall provide prompt advance notice to the Department of any proposed change in the Business ownership, structure or control, which would materially affect the Project.

h.	MAINTENANCE OF PROJECT PROPERTY. The Business shall maintain the Project property in good repair and condition, ordinary wear and tear excepted, and shall not suffer or commit waste or damage upon the Project property.

I.	INDEMNIFICATION. The Business shall indemnify and hold harmless the Department, its officers and employees, from and against any and all losses, except those losses incurred by the Department resulting from willful misconduct or negligence on its or their part.

J.	PROJECT FEES. The Business shall promptly pay all appraisal, survey, recording, title, license, permit and other fees and expenses incurred incident to the Loan.
7.2 NEGATIVE COVENANTS. So long as the Business is indebted to the DOT, the Business shall not, without prior written disclosure to the DOT and prior written consent of DOT (unless DOT prior approval is expressly waived below), directly or indirectly:
a.	BUSINESS’ INTEREST. Assign, waive or transfer any of Business’ rights, powers, duties or obligations under this Loan Agreement.

b.	PROPERTY/COLLATERAL. Sell, transfer, convey, assign, encumber or otherwise dispose of any of the real property or other collateral securing the Loan.

c.	RESTRICTIONS. Place or permit any restrictions, covenants or any similar limitations on the real property and/or other collateral securing the Loan.

d.	REMOVAL OF COLLATERAL. Remove from the Project site or the State all or any part of the collateral securing the Loan.

e.	RELOCATION OR ABANDONMENT., Relocate its operations or infrastructure from the location described in the application or abandons its operations or facilities or a substantial portion thereof during the Loan term.

f.	BUSINESS OWNERSHIP. Materially change the ownership structure or control of the business affecting the Project, including but not limited to, entering into any merger or consolidation with any person, firm or corporation or permitting substantial distribution, liquidation or other disposal of business assets directly associated with the Project. Changes in the business ownership, structure or control which do not materially affect the Project shall require forty-five (45) days prior written notice of the Department, but not written consent of, the

Department. The Department shall determine the materiality of the change and whether or not the change affects the Project.

g.	BUSINESS OPERATION. Materially change the nature of the business being conducted, or proposed to be conducted, as described in the Business’ application for DOT funding.
ARTICLE VIII
SECURITY
8.1 MORTGAGE and SECURITY AGREEMENT. As part of the Project the Business will purchase and construct a 50 million gallon ethanol plant. The Business agrees to pledge these improvements and real estate they are erected upon as collateral to secure this loan, and shall grant the Department a second mortgage and security interest there in. The Business shall provide the Department with a date stamped, recorded “Mortgage, Security Agreement, and Financing Statement”, and an “Attorney’s Opinion of Title” reflecting a second mortgage and security interest by the Department prior to the disbursement of funds here under. This Mortgage shall be shown to be second only to the interest of Farm Credit Services of America, in an amount not to exceed $53,000,000.
8.2 COST VARIATION. In the event that the total Project cost is less than the amount specified in this Agreement, the DOT participation shall be reduced at the same ratio as DOT funds are to the total Project cost, and any disbursed excess above the reduced DOT participation amount shall be returned immediately to DOT with interest at the rate of six percent (6%) per annum from the date of disbursement by DOT.
ARTICLE IX
DEFAULT AND REMEDIES
9.1 EVENTS OF DEFAULT. The following shall constitute Events of Default under this Loan Agreement:
a.	MATERIAL MISREPRESENTATION. If any representation, warranty or statement made or furnished to the Department by, or on behalf of, the Business in connection with this Loan Agreement or application for this loan, is determined by the Department to be incorrect, false, misleading or erroneous in any material respect when made or furnished, it shall constitute an event of default. The Business shall have 30 days to remedy such default to the Department’s satisfaction days after written notice by the Department is given to the Business.

b.	NON-PAYMENT. If the Business fails to make a payment within 30 days of date due under the terms of this Loan Agreement.

c.	NONCOMPLIANCE. If there is a failure by the Business to comply with any of the covenants, terms or CONDITIONS contained in this Agreement or Security Instruments executed pursuant to this Agreement.

d.	PROJECT COMPLETION DATE. If the Project, in the sole judgment of the Department, is not completed on or before the Project Completion Date.

e.	BUSINESS CHANGES. If there is a material change in the Business ownership, structure or control that occurs without the prior written disclosure to and if required, written permission of the Department.

f.	RELOCATION OR ABANDONMENT. If there is a relocation or abandonment of the Business under the Project.

g.	MISSPENDING. If the Business expends Loan proceeds for purposes not described in the DOT application or authorized by the Department.

h.	INSOLVENCY OR BANKRUPTCY. If the Business becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or the Business applies for or consents to the appointment of a trustee or receiver for the Business or for the major part of its property; or if a trustee or receiver is appointed for the Business or for all or a substantial part of the assets of the Business and the order of such appointment is not discharged, vacated or stayed within sixty (60) days after such appointment; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Business and, if instituted against the Business, is consented to, or, if contested by the Business is not dismissed by the adverse parties or by an order, decree or judgment within sixty (60) days after such institution.

i.	INSECURITY. The Department shall deem itself insecure in good faith and reasonably believes, after consideration of all the facts and circumstances then existing, that the prospect of payment and satisfaction of the obligations under this Agreement, or the performance of or observance of the covenants in this Agreement, or the value of its collateral is or will be materially impaired.
9.2 NOTICE OF DEFAULT. The Department shall issue a written notice of default providing therein a thirty (30) day period in which the Business shall have an opportunity to cure, provided that cure is possible-and feasible.
9.3 REMEDIES UPON DEFAULT. If the default remains unremedied, DOT shall have the right, in addition to any rights and remedies available to it under any of the Security Instruments, to do one or more of the following:
a.	exercise any remedy provided by law;

b.	declare the unpaid principal plus interest then accrued on the Note due and payable immediately without presentment,- demand, protest, notice of protest, notice of intention to accelerate or other notice of any kind, all of which are expressly waived by the Business.
ARTICLE X
GENERAL TERMS AND PROVISIONS
10.1 BINDING EFFECT. This Loan Agreement shall be binding upon and shall inure to the benefit of the Department and Business and their respective heirs, successors, legal representatives and assigns. The obligations, covenants, warranties, acknowledgments, waivers, agreements, terms, provisions and CONDITIONS of this Loan Agreement shall be jointly and severally enforceable against the parties to this Loan Agreement.
10.2 COMPLIANCE WITH LAWS AND REGULATIONS. The Business shall comply with all applicable State and Federal laws, rules (including the administrative rules adopted by the Department for the RRLF Program — 761 Iowa Administrative Code, chapter 831), ordinances, regulations and orders.
10.3 COMPLIANCE WITH EQUAL EMPLOYMENT OPPORTUNITY OBLIGATIONS. The Business shall ensure compliance with all provisions of equal employment opportunity requirements prohibiting discrimination and requiring affirmative action to assure equal employment opportunity as required by the Iowa Code Chapter 216. The Business and its contractors will use their best efforts to solicit bids from and to utilize minority group contractors and subcontractors, or contractors and subcontractors with meaningful minority group and female representation among their employees. The Business will use its best efforts to ensure contractor and subcontractor compliance with Iowa equal employment opportunity obligations.
10.4 TERMINATION FOR CONVENIENCE. In addition to termination due to an Event of Default or nonappropriation of DOT funds, this Loan Agreement may be terminated in whole, or in part, when the Department, and the Business agree that the continuation of the Project would not produce beneficial results commensurate with the future disbursement of Loan funds. The Department and Business shall agree upon the termination CONDITIONS. The Business shall not incur new obligations after the effective date of the termination and shall cancel as many outstanding obligations as is reasonably possible. The Department will allow full credit to the Business for the Department share of the noncancellable obligations allowable under the Loan Agreement and properly incurred by the Business prior to termination.
10.5 PROCEDURE UPON TERMINATION. If the Loan Agreement is terminated for convenience, an Event of Default or nonappropriation of DOT funds, disbursements shall be allowed for costs up to the date of termination determined by the Department to be in compliance with this Loan Agreement. The Business shall return to the Department all unencumbered Loan proceeds within one (1) week of receipt of Notice of Termination. Any costs previously paid by the Department which are subsequently determined to be unallowable through audit, monitoring or closeout procedures shall be returned to the Department within thirty (30) days of the disallowance.
10.6 SURVIVAL OF AGREEMENT. If any portion of this Loan Agreement is held to be invalid or unenforceable, the remainder shall be valid and enforceable. The provisions of this Loan Agreement shall survive the execution of all instruments herein mentioned and shall continue in full force until the Loan is paid in full.
10.7 GOVERNING LAW. This Loan Agreement and all Security Instruments shall be interpreted in accordance with the law of the State of Iowa, and any action relating to the Loan Agreement shall only be commenced in the Iowa District Court for Story County or the United States District Court for the Northern District of Iowa.
10.8 MODIFICATION. Neither this Loan Agreement nor any provision of the Security Instruments executed in connection with this Loan Agreement may be changed, waived, discharged or terminated orally, but only by a written document signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
10.9 NOTICES. Whenever this Loan Agreement requires or permits any notice or written request by one party to another, it shall be in writing, enclosed in an envelope, addressed to the party to be notified at the address heretofore stated (or at such other address as may have been designated by written notice), properly stamped, sealed and deposited in the United States Mail. Any such notice given hereunder shall be deemed delivered upon the earlier of actual receipt or two (2) business days after posting. The Department may rely on the addresses of the Business set forth heretofore, as modified from time to time, as being the addresses of the Business.
10.10 WAIVERS. No waiver by the Department of any default hereunder shall operate as a waiver of any other default or of the same default on any future occasion. No delay on the part of the Department in exercising any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy by the Department shall preclude future exercise thereof or the exercise of any other right or remedy.
10.11 LIMITATION. It is agreed that the Department shall not, under any circumstances, be obligated financially under this Loan Agreement except to disburse funds according to the terms of the Agreement.
10.12 ENFORCEMENT EXPENSES. The Business shall pay upon demand any and all reasonable fees and expenses .of the Department, including the fees and expenses of their attorneys, experts and agents, in connection with the exercise or enforcement of any of the rights of the Department under the Loan Agreement.
10.13 HEADINGS. The headings in this Loan Agreement are intended solely for convenience of reference and shall be given no effect in the construction and interpretation of this Loan Agreement.
10.14 FINAL AUTHORITY. The Department shall have the final authority to assess whether the Business has complied with the terms of this Agreement.
10.15 INTEGRATION. This Loan Agreement contains the entire understanding between the Business and the Department and any representations that may have been made before or after the signing of this Loan Agreement, which are not contained herein, are nonbinding, void and of no effect. None of the parties have relied on any such prior representation in entering into this Loan Agreement.
10.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of who shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement effective as of the date last signed below.
IOWA DEPARTMENT OF TRANSPORTATION:

By:	/s/Peggy Baer	Date: 11/30/05

Peggy Baer, Director
Office of Rail Transportation

BUSINESS:
Lincolnway Energy, LLC

By:	/s/ R. Brehm	Date: 11-14-05

Lincolnway Energy, LLC

Exhibit A

Exhibit B
The proposed construction will include approximately 8.954 track feet of 112# rail and 4 number 9 turnouts (see attached Exhibit C).

UNION PACIFIC RAILROAD
IOWA SERVICE UNIT #19
Boone Sub
MP 182.64 to MP 184.04
ANTIOCH
LINCOLNWAY ENERGY
LINCOLNWAY ENERGY COOP
22706-500th Ave.
Nevada, IA 50201

Exhibit C
RAIL Revolving Loan Fund
PRELIMINARY COST ESTIMATE
LOCATION: County Story            Town — Nevada Ia. 50201           Address – 26706 — 600th Ave.
Main Spur Length: -8954       Connecting RR: -Union Pacific Railroad       Milepost -182.54 to MP 184.04
Purpose: (Industry Served) – Lincolnway Energy, LLC
Products Shipped: Ethanol and Dried Distilled Grains

		Total Project Cost			$2,092,308.22
A	SITE GRADING ITEMS
				UNIT	TOTAL
	ITEM DESCRIPTION	QUANTITY	UNITS	PRICE	AMOUNT
(1)	CLEARING AND GRUBBING Site shall be cleared and grubbed prior to grading work.	10.30	Acre	1000	$10,300.00

(2)	TOPSOIL, STRIP, SALVAGE, & RESPREAD Topsoil shall be stripped, salvaged, and replaced on all slopes and disturbed areas.	33239	C.Y.	$1.50	$49,858.50

(3)	EXCAVATION, Class 10 roadway & borrow Roadbed shall have minimum 24’ top with 2:1 side sIopes and ditches at least 2’ wide by 1’ deep.	162218	C.Y.	$1.35	$218,994.30

(4)	EMBANKMENT, with moisture & density control Roadbed shall have minimum 24’ top and 2:1 side slopes and Ditches at least 2’ wide by 1’ deep.	115872	C.Y.	$0.85	$98,491.20

(5)	SUBBALLAST, Compacted in place Class A crushed stone shall be placed 22’ wide and a Minimum 8” deep	7261	C.Y.	$20.00	$145,220.00

(6)	SEEDING AND FERTILIZING All disturbed areas shall be seeded and fertilized to meet DOT Rural standards.	2.4	Acre	$1,000.00	$2,400.00

(7)	CULVERTS, UNCLASSIFIED Diameter 18” — 24” — 26” Type Culvert shall meet DOT specifications for type.	200	L.F.	$50.00	$10,000.00

(8)	OTHER (Specify) Trench Drain Demolition, Removals, etc.	500	LF	9	$4,250.00

(9)	OTHER (Specify) Silt Fence Utility Relocation, Fencing, etc.	2000	LF	$3.50	$7,000.00

Exhibit C
RAIL Revolving Loan Fund
PRELIMINARY COST ESTIMATE
B. TRACK CONSTRUCTION ITEMS

				UNIT		TOTAL
	ITEM DESCRIPTION	QUANTITY	UNITS	PRICE		AMOUNT
(1)	RAIL (Includes OTM) SIZE: 112# Minimum 90# Industrial or heavier. Minimum rail length shall be 25 feet.	8954	T.F.		$26.43		$236,654.22

(2)	TURNOUT, INSTALLED (Other than Mainline) Topsoil shall be stripped, salvaged, and replaced on all slopes and disturbed areas.	4	Each		$30,000.00		$120,000.00

(3)	TIES (Specify), New Industrial Grade 5-19.5” c-c Mainline relay or new industrial grade shall be used. Maximum 22” center to center spacing.	5262	Each		$32.00		$168,384.00

(4)	BALLAST (Specify), Type 8 AREMA #4 Ballast shall be 1 1/2” to 2” clean rock placed to a minimum depth Of 6” below tie bottom	7990	Tons		$15.00		$119,850.00

(5)	TRACK CONSTRUCTION (excluding turnout) Includes Installation of Rail, OTM, Ties, & Tie Plates in Accordance with AREMA Specifications	8954	T.F.		$14.00		$125,356.00

(6)	SURFACING AND LINING Track shall be surfaced, lined, and broomed.	8954	T.F.		$4.00		$35,816.00

(7)	ROADWAY CROSSING, Type Surface Include crossing protection, Type Crossing surface & Protection shall be appropriate for roadway		L.F.			$

(8)	OTHER (Specify) Derail Bumping Posts, Derails, etc.	2	Total		$15,000.00		$30,000.00

	A and B. SUBTOTAL	CONSTRUCTION COST					$1,382,574.22

	Construction Cost Contingency (up to 10 percent)						$138,257

C.	RAILROAD INSTALLED TURNOUT Specify Installing RR – Union Pacific Railroad Turnout Number ___#11 ___Rail Size ___136# ___	2	Each	$ $	250,000.00	$ $	500,000.00

D.	ENGINEERING COSTS – Track Construction Only Specify Engineering Firm – ANTIOCH International, Inc. Limited to 10 percent of construction costs						$41,477.00

		Acre	Ea.	Amount
E	ACQUISITION COSTS Buyer ___Seller ___ Portion for rail	3			$10,000.00		$30,000.00

		TOTAL PROJECT COST					2,092.308.22

Exhibit D
REQUIRED Procedures for Contracting Work
The Business shall do the following in sequence:
A.	Develop plans and specifications covering the work, conforming to the Manual for Railway Engineering, published by the American Railway Engineering and Maintenance-of Way Association (AREMA), the connecting railroad minimum requirements, and the State of Iowa guidelines and standards agreeable to both the connecting railroad and the Iowa Department of Transportation (DOT).

B.	Submit plans and specifications along with bid documents to DOT for review and approval.

C.	Solicit bids for specified work from three or more Trackwork contractors.

D.	Send the results of the letting including all letters of solicitation, bids received, the low bidder or contractor of choice, and the total fixed contract cost or the fixed unit prices to the DOT for review and concurrence to award contract.

E.	Award contract to selected contractor and supervise contract to completion.

F.	Notify the DOT prior to start of work to enable monitoring and inspection of the project during construction.

G.	Any extra work needed to complete the project shall be approved by all parties to the agreement prior to commencing extra work. Extra work orders will show agreed to cost and the cost will be eligible for reimbursement with prior approval.

H.	Secure written approval for train operations from operating railroad, send copy to DOT.

I.	Notify the DOT of project completion and schedule final inspection.

J.	Submit an original bill and proof of payment for approved costs along with a cover letter requesting payment and summarizing project costs to enable audit and justify payment.

Exhibit E
IOWA DEPARTMENT OF TRANSPORTATION
Railroad Revolving Loan Fund
PROMISSORY NOTE
Loan Number: RRL-ST05(05)—9T- 85

Des Moines, Iowa

(City and State)

$500,000	11/14/05

(Date)
FOR VALUE RECEIVED, the undersigned (hereafter called the “Maker”) promises to pay to the order of Department of Transportation (hereafter called the “Payee”), at its office at 800 Lincoln Way, Ames, Iowa 50010, or upon notice to the Maker, at such other place as may be designated from time to time by the holder, the principal sum of $500,000,, together with interest, at 2.11% on the unpaid balance beginning July 1, 2007, to be paid as follows:
A $500 000 loan at (2.11%) Interest to be paid as follows:
Nineteen (19) equal semi annual payments of $27,861.34 beginning on the first day of July 2007 and One (1) final payment of $27,570.47. Final payment may vary depending upon dates payments are received.
1. Payments. All payments under the Note shall be applied in this order: (1) to interest, and (2) to principal.
2. Loan Agreement; Acceleration upon Default. This Note is issued by Maker to evidence an obligation to repay a loan according to the terms of Loan Agreement RRL-ST05(05) -9T- 85 between the Payee and Maker and, at the election of the holder without notice to the Maker, shall become immediately due and payable in the event any payment is not made when due or upon the occurrence of any event of default under the terms of the Loan Agreement.
3. Reduced Amount. In the event the Maker fails to requisition and spend the full face amount of the Note as set out above, then the amount of each installment payment shall be reduced accordingly in equal amounts.
4. Security. Payment of this Note is secured by a Mortgage, Security Agreement, and Financing Statement described in Exhibit F of the Agreement, and the holder is entitled to the benefits of the security therein described.

Exhibit E
In case of a decline in the market value of the collateral, or any part thereof, the Payee may demand that additional collateral of quality and value satisfactory to holder be delivered, pledged and transferred to holder.
5. Waiver. No delay or omission on the pad of the holder in exercising any right under this Note shall operate as a waiver of that right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.
6. Waiver of Protest. Each maker, surety, endorser and guarantor of this Note, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note.
7. Costs of Collection. The Maker will pay on demand all costs of collection, maintenance of collateral, legal expenses, and attorneys’ fees incurred or paid by the holder in collecting and/or enforcing this Note on default.
8. Meaning of Terms. As used in this Note, “holder” shall mean the Payee or other endorsee of this Note, who is in possession of it, or the bearer hereof, if this Note is at the time payable to the bearer. The word “Maker” shall mean each of the undersigned. If this Note is signed by more than one person, it shall be the joint and several liabilities of such persons.
9. Miscellaneous. The captions of paragraphs in this Promissory Note are for the convenience of reference only, shall not define or limit the provisions hereof and shall not have any legal or other significance whatsoever.
ADDRESS:
Lincolnway Energy, LLC
22740 590th Ave. P.O. Box 433
Nevada, Iowa 50201-7962

Lincolnway Energy LLC

	By:	/s/ R. Brehm

Attest:	/s/ Timothy E. Fevold

(Signature of Secretary)